UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Item 1.01.                Entry into a Material Definitive Agreement.

Senior Secured First Lien Notes due 2024 and Senior Secured First Lien Notes due 2029

On May 28, 2019, NRG Energy, Inc. (“NRG”) completed the sale of $600 million aggregate principal amount of 3.750% senior secured first lien notes due 2024 (the “2024 Notes”) and the sale of $500 million aggregate principal amount of 4.450% senior secured first lien notes due 2029 (the “2029 Notes” and together with the 2024 Notes, the “Notes”) pursuant to the terms of the purchase agreement, dated May 20, 2019 (the “Purchase Agreement”), among NRG, the guarantors named therein, and the initial purchasers named therein (the “Initial Purchasers”).  The Notes were issued under a base indenture, dated May 28, 2019 (the “Base Indenture”), between NRG and Delaware Trust Company, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated May 28, 2019 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among NRG, the guarantors named therein and the Trustee.  The Indenture and the forms of the Notes, which are attached as exhibits to the Supplemental Indenture, provide, among other things, that the Notes will be senior secured first lien obligations of NRG and the guarantors.  Interest is payable on the Notes on June 15 and December 15 of each year beginning on December 15, 2019 until the maturity date of June 15, 2024 for the 2024 Notes and until the maturity date of June 15, 2029 for the 2029 Notes.

The Notes are secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement, which consists of a substantial portion of the property and assets owned by NRG and the guarantors, subject to certain exclusions.  The collateral securing the Notes will be released if NRG obtains an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw NRG’s investment grade rating or downgrade NRG’s rating below investment grade.

At any time prior to May 15, 2024 (one month prior to maturity) for the 2024 Notes, and at any time prior to March 15, 2029 (three months prior to maturity) for the 2029 Notes, NRG may redeem all or a portion of the applicable series of Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time on or after May 15, 2024 for the 2024 Notes, and at any time on or after March 15, 2029 for the 2029 Notes, NRG may redeem all or a portion of the applicable series of Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest on such Notes to the redemption date.

The terms of the Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified in the Indenture, the Trustee or the holders of at least 30% in aggregate principal amount of the applicable series of Notes that are then outstanding may declare all the Notes of such series to be due and payable immediately.

The Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.

The Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws.  Therefore, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Fourth Amendment to Second Amended and Restated Credit Agreement

On May 28, 2019, NRG, as borrower, and certain subsidiaries of NRG, as guarantors, entered into the Fourth Amendment (the “Fourth Amendment”) with Citicorp North America, Inc., as administrative agent and as collateral agent (“Citi”), and certain other lenders and financial institutions, which amended NRG’s Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (as amended, the “Amended Credit Agreement”), to, among other things, (i) provide for a $184 million increase in revolving commitments, resulting in aggregate revolving commitments under the Amended Credit Agreement equal to $2,600 million, (ii) extend the maturity date of the revolving loans and the termination date of the revolving commitments under the Amended Credit Agreement to May 28, 2024, (iii) provide for a release of the collateral securing the Amended Credit Agreement if NRG obtains an investment grade rating from two out of the three rating agencies, subject to an obligation to reinstate the collateral if such rating agencies withdraw NRG’s investment grade rating or downgrade NRG’s rating below investment grade, (iv) reduce the applicable margins for borrowings under (a) ABR Revolving Loans from 1.25% to 0.75% and (b) Eurodollar Revolving Loans from 2.25% to 1.75%, (v) add a sustainability-linked pricing metric which permits an interest rate adjustment tied to NRG meeting targets related to environmental sustainability and (vi) make certain other changes to the existing covenants.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Document

4.1	Indenture, dated May 28, 2019, between NRG Energy, Inc. and Delaware Trust Company, as trustee.

4.2	Supplemental Indenture, dated May 28, 2019, among NRG Energy, Inc., the guarantors named therein and Delaware Trust Company, as trustee.

4.3	Form of 3.750% Senior Secured First Lien Notes due 2024 (incorporated by reference to Exhibit 4.2 filed herewith).

4.4	Form of 4.450% Senior Secured First Lien Notes due 2029 (incorporated by reference to Exhibit 4.2 filed herewith).

10.1	Fourth Amendment, dated as of May 28, 2019, among NRG Energy, Inc., the lenders party thereto and Citicorp North America, Inc., as administrative agent and as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2019		NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary